UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2014

PARAMETRIC SOUND CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number	State of Incorporation	IRS Employer Identification No.
001-35465	Nevada	27-2767540

13771 Danielson Street, Suite L

Poway, CA 92064

888-477-2150

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2014, Parametric Sound Corporation (the “Company”) and certain of its subsidiaries entered into a new asset based revolving credit agreement (“Loan Agreement”). The Loan Agreement was entered into by and among the Company, Voyetra Turtle Beach, Inc. (“Turtle Beach” and together with the Company, the “US Borrowers”), Turtle Beach Europe Limited (the “UK Borrower”, and together with the US Borrowers, the “Borrowers”), PSC Licensing Corp. (“PSC”), and VTB Holdings, Inc. (“VTBH” and, together with PSC, the “US Guarantors”, and together with the US Borrowers, the “UK Guarantors”); and Bank of America, N.A., as Agent, Sole Lead Arranger and Sole Bookrunner.

The Loan Agreement is a $60,000,000 credit facility with designated sub-facility limits of $50,000,000 for the US Borrowers and $10,000,000 for the UK Borrower. Actual credit availability under the Loan Agreement will fluctuate because it is subject to a borrowing base limitation that is calculated based on a percentage of eligible trade accounts receivable and inventories, the balances of which fluctuate, and is subject to discretionary reserves and revaluation adjustments. The entities may utilize the Loan Agreement for borrowings as well as for the issuance of bank guarantees, letters of credit and other general corporate purposes as defined by the Loan Agreement.

Maturity. The Loan Agreement matures in 5 years.

Guarantees. Obligations of the US Borrowers are guaranteed by PSC and VTB. The obligations of the UK Borrower are guaranteed by the US Borrowers, PSC and VTB.

Security. The Loan Agreement is secured by a first priority security interest in all of the working capital assets, including trade accounts receivable and inventories, of the Borrowers and all other assets of the UK Borrower.

Interest Rates and Fees. Borrowings will bear interest at a rate that varies depending on the type of loan and the Borrower. The interest rate will be calculated using a base rate plus a margin. Depending on the type of loan, the base rate will either be a rate published by Bank of America or LIBOR. The margin will range from 1.00% to 1.50% for U.S. base rate loans and from 2.00% to 2.50% for U.S. LIBOR loans and U.K. loans. The Loan Agreement also provides for an unused line fee, letter of credit fees, and agent fees.

Overadvance Facility. The Loan Agreement will permit the Borrowers to borrow FILO Loans (as defined in the Loan Agreement), which may remain outstanding for the first 120 days from the closing date, and during such other periods as Bank of America may determine. The FILO loans are loans in excess of the usual borrowing base under the facility, in an amount equal to 5% of eligible receivables and 10% of eligible inventory. FILO Loans will bear interest at LIBOR plus 5%.

Voluntary Prepayment. The Borrowers will be able to voluntarily prepay the principal of any advance, without penalty or premium, at any time in whole or in part, subject to certain breakage costs.

Financial and Other Covenants. If certain availability thresholds are not met, the Loan Agreement requires the Company and its restricted subsidiaries to maintain on a consolidated basis a fixed charge coverage ratio (defined as the ratio, determined on a consolidated basis for the Company and its subsidiaries for the most recent four Fiscal Quarters, of (a) EBITDA minus capital expenditures (except those financed with Borrowed Money other than Revolver Loans) and cash taxes paid to (b) Fixed Charges (the sum of cash interest expense plus scheduled principal payments on made on Borrowed Money, Distributions made in cash, and the Permitted Earnout Payment) (as such capitalized terms are defined in the Loan Agreement).

The Loan Agreement also contains affirmative and negative covenants that, subject to certain exceptions, limit our ability to take certain actions, including our ability to incur debt, pay dividends and repurchase stock, make certain investments and other payments, enter into certain mergers and consolidations, engage in sale leaseback transactions and transactions with affiliates and encumber and dispose of assets.

Events of Default. The Loan Agreement contains customary events of default. If an event of default occurs and is continuing, the lenders may terminate and/or suspend their obligations to make loans and issue letters of credit and/or accelerate amounts due under the Loan Agreement and exercise other rights and remedies.

The foregoing summary of the Loan Agreement is not complete and is qualified in its entirety by the full text of that agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated by reference herein.

PLEASE NOTE: Pursuant to the rules and regulations of the Securities and Exchange Commission, we have filed the agreements referenced above to provide investors with information regarding their terms. The agreements are not intended to provide any other factual information about the Company, the Borrowers or their businesses or operations. In particular, the assertions embodied in any representations, warranties and covenants contained in the agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Moreover, certain representations, warranties and covenants in the agreements may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreements as characterizations of the actual state of facts about the Company, the Borrowers or their businesses or operations on the date hereof.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the closing of the Loan Agreement, the Credit Agreement, dated August 22, 2012 (as amended), by and among Voyetra Turtle Beach, Inc., as the Borrower, VTBH, the various financial institutions and other Persons from time to time party thereto as Lenders, and PNC Bank, National Association, as administrative agent and collateral agent for the Lenders, and other loan documents/ancillary agreements connected thereto were repaid in full and terminated.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in item 1.01 above and is incorporated by reference.

Item 8.01. Other Events

On April 1, 2014, the Company issued a press release announcing that it entered into a new five year $60 million asset-based revolving credit facility with Bank of America. The press release, attached hereto as Exhibit 99.1, is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Loan, Security and Guarantee Agreement, dated as of March 31, 2014, among Parametric Sound Corporation and Voyetra Turtle Beach, Inc. as US Borrowers and UK Guarantors, Turtle Beach Europe Limited as UK Borrower, PSC Licensing Corp. and VTB Holdings, Inc. as a US Guarantor and a UK Guarantor, and Bank of America, N.A., as Agent, Sole Lead Arranger and Sole Bookrunner.

99.1	Press Release, dated April 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2014	PARAMETRIC SOUND CORPORATION

	By:	/s/ John T. Hanson
		Name:	John T. Hanson
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan, Security and Guarantee Agreement, dated as of March 31, 2014, among Parametric Sound Corporation and Voyetra Turtle Beach, Inc. as US Borrowers and UK Guarantors, Turtle Beach Europe Limited as UK Borrower, PSC Licensing Corp. and VTB Holdings, Inc. as US Guarantor and UK Guarantor, and Bank of America, N.A., as Agent, Sole Lead Arranger and Sole Bookrunner.

99.1	Press Release, dated April 1, 2014.